United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 23, 2010, the Board of Directors (the "Board") appointed John E. Callies to fill a vacancy on the Board.  The Board further determined that Mr. Callies is an independent director within the meaning of the Nasdaq Marketplace Rules.  Mr. Callies will receive an annual compensation of $45,000 in cash and $45,000 in restricted stock, which is the same as compensation of current outside directors, with a pro-rata adjustment for his initial partial-year service on the Board.   The pro-rata restricted stock grant was a grant of 402 shares of restricted stock Mr. Callies received on July 23, 2010 pursuant to the ePlus 2008 Non-Employee Director Long-Term Incentive Plan.  The shares will vest over two years as follows: one-half will vest on the first anniversary of the grant and the remaining half will vest on the second anniversary of the grant.  The Board has not yet determined to which committees Mr. Callies will be assigned.

The foregoing description is qualified in its entirety by reference to the press release dated July 28, 2010, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1, and incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2010 the Board approved an amendment to the Company’s Amended and Restated bylaws (the “Amended Bylaws”).  The amendments to the Amended Bylaws include the following:

•
Section 3.2(A) was amended to delete the reference to a fixed number of directors and to provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by an affirmative vote of a majority of directors then in office.

•	Sections 3.2(B) and 3.5 were amended to delete outdated references to classes of directors.

•	Section 3.8 was amended to delete references to notice by telegraph, and permit notices by email.

•	Section 4.1 was amended to add a provision that any two or more officer positions may be held by the same person, except the offices of President and Secretary.

•
Section 4.9 was amended to delete the reference to an Executive Vice President.  It was further amended to provide that in the absence or disability of the Chief Executive Officer or the President, an officer of the Company appointed by the Board shall have all the powers of, and be subject to all the restrictions of, the position for which he is acting.  Additionally, Section 4.9 was amended to delete the provision that in the absence or disability of the Chairman, a vice president designated by the Board shall perform duties of the Chairman.

Miscellaneous revisions were made in connection with the foregoing revisions to achieve consistency throughout the document with regard to the changes.  The Amended Bylaws were effective upon approval by the Board on July 23, 2010.  The descriptions of the changes to the Bylaws contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this Report:

Exhibit 99.1	Press Release dated July 28, 2010 issued by ePlus inc.

Exhibit 3.1	Registrant's amended and restated bylaws dated July 23, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: July 28, 2010